Exhibit 99.1

Press Release

DCT INDUSTRIAL TRUST INC. ® REPORTS THIRD QUARTER AND

YEAR-TO-DATE 2011 RESULTS

Overall Occupancy Increased to 89.9 Percent

Leased 4.1 million square feet; Second Highest Leasing Quarter in Company History

Same-Store Net Operating Income Turned Positive; Same-Store Occupancy Increased to 90.2 Percent

Q3 FFO Totaled $0.10 per share

DENVER, Colo., November 1, 2011 – DCT Industrial Trust Inc.® (NYSE: DCT), a leading industrial real estate company, today announced financial results for the quarter and year-to-date, ending September 30, 2011.

Funds from Operations (“FFO”), as adjusted, attributable to common stockholders and unitholders for the third quarter of 2011 totaled $26.5 million, or $0.10 per diluted share, compared with $21.6 million, or $0.09 per diluted share, for the third quarter of 2010. These results exclude $0.3 million and $3.0 million of acquisition costs and impairment losses for the quarters ending September 30, 2011 and 2010, respectively.

FFO, as adjusted, attributable to common stockholders and unitholders for the nine months ending September 30, 2011 totaled $76.7 million, or $0.29 per diluted share, compared with $69.1 million, or $0.29 per diluted share, for the first nine months of 2010. These results exclude $3.3 million and $9.1 million of acquisition costs, impairment losses and debt modification costs for the nine months ending September 30, 2011 and 2010, respectively.

Including acquisition costs of $0.3 million, FFO was $26.1 million, or $0.10 per diluted share for the three months ending September 30, 2011. For the nine months ending September 30, 2011, including $3.3 million of acquisition costs and impairment losses, FFO was $73.4 million, or $0.27 per diluted share.

Net loss attributable to common stockholders for the third quarter of 2011 was $8.1 million, or $0.03 per diluted share, compared with a net loss of $8.7 million, or $0.04 per diluted share, reported for the third quarter of 2010. Net loss attributable to common stockholders for the nine months ending September 30, 2011 was $25.1 million, or $0.11 per diluted share, compared with a net loss of $26.6 million, or $0.13 per diluted share, for the nine months ending September 30, 2010.

“We had an excellent quarter. Our market teams continue to do an outstanding job leasing space as well as sourcing attractive capital deployment opportunities,” said Phil Hawkins, President and Chief Executive Officer of DCT Industrial. “Despite increased economic headwinds, leasing markets remain active as tenants continue to seek cost-effective distribution solutions that help meet their supply-chain objectives.”

Property Results and Leasing Activity

As of September 30, 2011, DCT Industrial owned 421 consolidated properties, totaling 60.4 million square feet with occupancy of 89.9 percent, up from 88.1 percent as of June 30, 2011 and up 560 basis-points from September 30, 2010.

518 17TH STREET, 8TH FLOOR — DENVER, CO 80202

303.597.2400 — DCTINDUSTRIAL.COM

Net operating income (“NOI”) was $47.4 million in the third quarter of 2011, compared with $41.6 million reported for the third quarter of 2010. Third quarter 2011 same-store NOI, excluding revenue from lease terminations, increased 1.0 percent on a GAAP basis and declined 0.5 percent on a cash basis, when compared to the same period last year. Occupancy of same-store properties averaged 89.8 percent in the third quarter of 2011, an increase of 310 basis-points compared with an average of 86.7 percent in the third quarter of 2010. Occupancy of same-store properties ended at 90.2 percent as of September 30, 2011.

The Company signed leases totaling 4.1 million square feet in the third quarter of 2011. Year-to-date leasing activity has totaled 11.1 million square feet which compares to 6.7 million square feet in the first nine months of 2010. As of September 30, 2011, 0.6 million square feet, or 1.0 percent of DCT Industrial’s total consolidated portfolio, was leased but not occupied.

In the third quarter of 2011, rental rates on signed leases increased 1.9 percent on a GAAP basis and decreased 6.8 percent on a cash basis compared to prior leases. Over the previous four quarters, rental rates on signed leases declined 4.4 percent on a GAAP basis and 9.9 percent on a cash basis. The Company’s tenant retention rate was 79.1 percent in the third quarter of 2011 and 73.6 percent year-to-date.

Building Acquisitions and Development

During the third quarter, DCT Industrial acquired properties in Southern California, Atlanta, Denver, Houston and Orlando. Additionally, in October, the Company purchased a 121,000 square foot building in the Seattle market. These six acquisitions include 14 buildings totaling 1.2 million square feet and were acquired for $78.7 million. The buildings are expected to generate an average year-one cash yield of 6.3 percent and an average 7.3 percent cash yield once stabilized.

The table below represents a summary of the acquisitions:

Market	Submarket	Square Feet	Occupancy	Closed
Ontario, CA	Inland Empire West	82,000	100.0%	Jul-11
Atlanta, GA	I-85 / Northeast	77,000	100.0%	Jul-11
Denver, CO	North Central	118,000	100.0%	Aug-11
Houston, TX (7 buildings)	Northwest	383,000	95.2%	Aug-11
Orlando, FL (3 buildings)	Orlando Corporate Park	421,000	60.5%	Sept-11
Seattle, WA	Renton	121,000	100.0%	Oct-11

Total / Weighted Average		1,202,000	84.6%

DCT Industrial commenced development of Dulles Summit Distribution Phase 2 in the Dulles Corridor submarket of Washington, D.C. This project consists of two buildings totaling 178,000 square feet. The Dulles Corridor is the largest and most active submarket in the D.C. metro area and one of the fastest growing regions in the U.S. The project, slated for completion in the second quarter 2012, has been actively marketed and has seen meaningful activity.

Additionally, construction has commenced on a 267,000 square foot building in the Northwest submarket of Houston. DCT Industrial entered into a forward commitment agreement to acquire the building, Northwest 8 Distribution Center, which is slated for completion in the second quarter of 2012. The Northwest submarket is Houston’s most mature submarket boasting the highest occupancy and most significant positive absorption in the market. The building’s excellent location and state-of-the-art design combined with the strong Houston leasing market, position it to successfully attract customers and generate attractive financial returns.

Year-to-date, DCT Industrial has acquired 24 buildings, including the Seattle acquisition, totaling 2.7 million square feet for $152.3 million, including the $9.8 million share owned by noncontrolling interests. The buildings are expected to generate an average year-one cash yield of 6.2 percent and an average 7.8 percent cash yield once stabilized.

Capital Markets Activity

In August 2011, DCT Industrial closed on a $225 million private placement of senior unsecured notes. The transaction consisted of nine tranches of notes, with an average maturity of 8.5 years and an average interest rate of 4.93 percent. The proceeds were used to pay down our revolving line of credit, retire maturing mortgage debt and for general corporate purposes.

As a result of several refinancing transactions executed in 2011, the Company’s average debt maturity has been extended to 5.4 years compared to 3.8 years as of December 31, 2010.

Dividend

DCT Industrial’s Board of Directors has declared a $0.07 per share quarterly cash dividend, payable on January 12, 2012, to stockholders of record as of December 29, 2011.

Guidance

The Company narrowed the range of guidance for 2011 FFO, as adjusted, to $0.38 to $0.39 per diluted share. Additionally, net loss attributable to common stockholders is expected to be between $(0.13) and $(0.12) per diluted share.

Initial guidance for 2012 FFO is between $0.36 to $0.41 per diluted share. Additionally, net loss attributable to common stockholders is expected to be between $(0.12) and $(0.07) per diluted share.

DCT Industrial’s initial guidance for 2012 includes the following assumptions:

•	Average occupancy for the total consolidated portfolio will range between 90 percent and 93 percent

•	Same-store, GAAP net operating income will increase between zero percent and three percent

•	Rental rates on signed leases will decrease approximately zero to five percent on a GAAP basis and five to ten percent on a cash basis

•	Development starts of between $50 million and $100 million

•	$50 million to $150 million of stabilized and value-add acquisitions

•	Capital deployment funded primarily through proceeds from property dispositions

The Company’s guidance excludes real estate gains and losses, impairments and acquisition costs.

Conference Call Information

DCT Industrial will host a conference call to discuss third quarter 2011 results and its recent business activities on Wednesday, November 2, 2011 at 11:00 a.m. Eastern Time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (877) 317-6789 or (412) 317-6789. A telephone replay will be available until 9 a.m. Eastern Time, Wednesday, November 16, 2011 and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 10005491. A live webcast of the conference call will be available in the Investor Relations section of the DCT Industrial website at www.dctindustrial.com. A webcast replay will also be available shortly following the call until Friday, March 2, 2012.

Supplemental information is available in the Investor Relations section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust Inc.®

DCT Industrial Trust Inc. is a leading industrial real estate company that owns, operates and develops high-quality bulk distribution and light industrial properties in high-volume distribution markets in the U.S. and Mexico. As of September 30, 2011, the Company owned interests in, managed or had under development approximately 78.4 million square feet of properties leased to more than 900 customers, including 14.6 million square feet managed on behalf of three institutional joint venture partners. Additional information is available at www.dctindustrial.com.

CONTACT:

Melissa Sachs

DCT Industrial Trust Inc.

303-597-2400

investorrelations@dctindustrial.com

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share information)

	September 30, 2011	December 31, 2010
	(unaudited)
ASSETS:
Land	$630,964	$567,152
Building and improvements	2,455,153	2,343,835
Intangible lease assets	91,349	93,497
Construction in progress	33,209	32,952

Total investment in properties	3,210,675	3,037,436
Less accumulated depreciation and amortization	(591,135)	(528,705)

Net investment in properties	2,619,540	2,508,731
Investments in and advances to unconsolidated joint ventures	136,555	138,455

Net investment in real estate	2,756,095	2,647,186
Cash and cash equivalents	15,294	17,330
Notes receivable	1,096	1,222
Deferred loan costs, net	8,937	5,883
Straight-line rent and other receivables, net of allowance for doubtful accounts of $1,766 and $2,088, respectively	42,176	33,278
Other assets, net	22,855	14,990

Total assets	$2,846,453	$2,719,889

LIABILITIES AND EQUITY:
Liabilities:
Accounts payable and accrued expenses	$48,138	$38,354
Distributions payable	19,016	17,458
Tenant prepaids and security deposits	23,150	20,759
Other liabilities	29,137	12,373
Intangible lease liability, net	19,124	18,748
Line of credit	51,500	51,000
Senior unsecured notes	935,000	735,000
Mortgage notes	302,138	425,359

Total liabilities	1,427,203	1,319,051

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 350,000,000 shares authorized 245,932,522 and 222,946,676 shares issued and outstanding as of September 30, 2011 and December 31, 2010, respectively	2,459	2,229
Additional paid-in capital	2,017,656	1,898,289
Distributions in excess of earnings	(765,839)	(689,127)
Accumulated other comprehensive loss	(28,525)	(15,289)

Total stockholders’ equity	1,255,751	1,196,102
Noncontrolling interests	193,499	204,736

Total equity	1,419,250	1,400,838

Total liabilities and equity	$2,846,453	$2,719,889

Net debt:
Senior unsecured notes, mortgage notes and senior unsecured line of credit	$1,288,638	$1,211,359
Less cash and cash equivalents	(15,294)	(17,330)
Less mortgage premiums, net	(2,855)	(3,550)

Net debt	$1,270,489	$1,190,479

Total gross assets:
Total assets	$2,846,453	$2,719,889
Less cash and cash equivalents	(15,294)	(17,330)
Add back accumulated depreciation and amortization	591,135	528,705

Total gross assets	$3,422,294	$3,231,264

Net debt to total gross assets	37.1%	36.8%

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited, amounts in thousands, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
REVENUES:
Rental revenues	$65,952	$60,017	$191,549	$176,165
Institutional capital management and other fees	1,004	1,046	3,153	3,051

Total revenues	66,956	61,063	194,702	179,216

OPERATING EXPENSES:
Rental expenses	8,761	8,720	26,342	25,314
Real estate taxes	9,752	9,725	28,260	28,074
Real estate related depreciation and amortization	33,398	28,526	96,839	85,755
General and administrative	6,346	6,134	20,465	18,528
Impairment losses	—	—	—	4,556
Casualty gains	(54)	—	(1,298)	—

Total operating expenses	58,203	53,105	170,608	162,227

Operating income	8,753	7,958	24,094	16,989
OTHER INCOME AND EXPENSE:
Equity in loss of unconsolidated joint ventures, net	(967)	(1,293)	(3,450)	(2,200)
Impairment losses on investments in unconsolidated joint ventures	—	—	(1,934)	—
Loss on business combinations	—	—	—	(395)
Interest expense	(16,628)	(15,493)	(46,907)	(41,481)
Interest and other income (expense)	(356)	227	(257)	112
Income tax benefit (expense) and other taxes	56	(235)	(105)	(1,056)

Loss from continuing operations	(9,142)	(8,836)	(28,559)	(28,031)
Income (loss) from discontinued operations	51	(983)	87	(2,142)

Loss before gain (loss) on dispositions of real estate interests	(9,091)	(9,819)	(28,472)	(30,173)
Gain (loss) on dispositions of real estate interests	—	(3)	—	13

Consolidated net loss of DCT Industrial Trust Inc.	(9,091)	(9,822)	(28,472)	(30,160)
Net loss attributable to noncontrolling interests	1,015	1,142	3,385	3,526

Net loss attributable to common stockholders	$(8,076)	$(8,680)	$(25,087)	$(26,634)

EARNINGS PER COMMON SHARE – BASIC AND DILUTED:
Loss from continuing operations	$(0.03)	$(0.04)	$(0.11)	$(0.12)
Income (loss) from discontinued operations	0.00	0.00	0.00	(0.01)

Net loss attributable to common stockholders	$(0.03)	$(0.04)	$(0.11)	$(0.13)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	245,805	211,634	241,548	210,285

Reconciliation of Net Loss Attributable to Common Stockholders to Funds from Operations

(unaudited, amounts in thousands, except per share and unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net loss attributable to common stockholders	$(8,076)	$(8,680)	$(25,087)	$(26,634)
Adjustments:
Real estate related depreciation and amortization	33,398	28,742	96,839	86,518
Equity in loss of unconsolidated joint ventures, net	967	1,293	3,450	2,200
Equity in FFO of unconsolidated joint ventures	1,083	403	2,119	3,080
Loss on business combinations	—	—	—	395
Gain on dispositions of real estate interests	—	(2,058)	—	(2,092)
Gain on dispositions of non-depreciated real estate	—	6	—	12
Noncontrolling interest in the operating partnership’s share of the above adjustments	(3,655)	(3,108)	(10,852)	(10,143)
FFO attributable to unitholders	2,413	2,030	6,936	6,737

FFO attributable to common stockholders and unitholders, basic and diluted	26,130	18,628	73,405	60,073

Adjustments:
Acquisition costs(1)	346	315	1,409	523
Debt modification costs	—	—	—	1,136
Impairment losses	—	2,669	1,934	7,412

FFO, as adjusted, attributable to common stockholders and unitholders, basic and diluted	$26,476	$21,612	$76,748	$69,144

FFO per common share and unit, basic and diluted	$0.10	$0.08	$0.27	$0.25

FFO, as adjusted, per common share and unit, basic and diluted	$0.10	$0.09	$0.29	$0.29

FFO weighted average common shares and units outstanding:
Common shares for earnings per share - basic	245,805	211,634	241,548	210,285
Participating securities	1,555	1,801	1,623	1,678
Units	25,011	25,985	25,260	26,563

FFO weighted average common shares, participating securities and units outstanding - basic	272,371	239,420	268,431	238,526
Dilutive common stock equivalents	429	296	468	424

FFO weighted average common shares, participating securities and units outstanding - diluted	272,800	239,716	268,899	238,950

(1)	Excluding amounts attributable to noncontrolling interests.

Guidance(1)

The Company is providing the following guidance:

	Range for the Full-Year 2011
	Low	High
Guidance:
Earning per common share - diluted	$(0.13)	$(0.12)
Impairments and acquisition cost	0.01	0.01

Real estate related depreciation and amortization net of noncontrolling interests (2)	0.50	0.50

FFO, as adjusted, per common share and unit-diluted	$0.38	$0.39

(1)	The Company’s guidance excludes real estate gains and losses, impairments, debt modification costs, and acquisition costs.
(2)	Includes pro rata share of real estate depreciation and amortization from unconsolidated joint ventures

The following table shows the calculation of our Fixed Charge Coverage for the three and nine months ended

September 30, 2011 and 2010 (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
CALCULATION OF ADJUSTED EBITDA
Net loss attributable to common stockholders	$(8,076)	$(8,680)	$(25,087)	$(26,634)
Interest expense(1)	16,628	15,516	46,907	41,552
Proportionate share of interest expense from unconsolidated joint ventures	746	901	2,355	2,258
Real estate related depreciation and amortization(1)	33,398	28,742	96,839	86,518
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures	1,785	1,454	4,787	4,432
Income tax (benefit) expense and other taxes(1)	(56)	248	105	1,068
Stock-based compensation amortization	1,092	1,234	3,757	3,582
Noncontrolling interests(1)	(1,015)	(1,142)	(3,385)	(3,526)
Loss on business combinations	—	—	—	395
Non-FFO gains on dispositions of real estate interests	—	(2,052)	—	(2,079)
Impairment losses (1)(2)	—	2,669	1,934	7,412

Adjusted EBITDA	$44,502	$38,890	$128,212	$114,978

CALCULATION OF FIXED CHARGES
Interest expense (1)	$16,628	$15,516	$46,907	$41,552
Capitalized interest	461	401	2,133	1,803
Amortization of loan costs and debt premium/discount	(257)	(421)	(738)	(988)
Proportionate share of interest expense from unconsolidated joint ventures	746	901	2,355	2,258

Total fixed charges	$17,578	$16,397	$50,657	$44,625

Fixed charge coverage	2.5	2.4	2.5	2.6

(1)	Includes amounts related to discontinued operations.
(2)	Includes impairment losses on investments in unconsolidated joint ventures.

The following table is a reconciliation of our net operating income to our reported “Loss from continuing operations” for the three and nine months ended September 30, 2011 and 2010 (in thousands):

	Consolidated Operating Data
	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Loss from continuing operations	$(9,142)	$(8,836)	$(28,559)	$(28,031)
Income tax (benefit) expense and other taxes	(56)	235	105	1,056
Interest and other (income) expense	356	(227)	257	(112)
Interest expense	16,628	15,493	46,907	41,481
Equity in loss of unconsolidated joint ventures, net	967	1,293	3,450	2,200
General and administrative	6,346	6,134	20,465	18,528
Real estate related depreciation and amortization	33,398	28,526	96,839	85,755
Loss on business combinations	—	—	—	395
Impairment losses	—	—	1,934	4,556
Casualty gains	(54)	—	(1,298)	—
Institutional capital management and other fees	(1,004)	(1,046)	(3,153)	(3,051)

Total net operating income	47,439	41,572	136,947	122,777
Less net operating income- non-same store properties	(5,877)	(425)	(15,914)	(1,510)

Same store GAAP net operating income	41,562	41,147	121,033	121,267
Less revenue from lease terminations	(262)	(273)	(450)	(330)

Same store net operating income, excluding revenue from lease terminations	41,300	40,874	120,583	120,937
Less straight-line rents, net of related bad debt expense	(875)	(344)	(4,097)	(3,210)
Add back amortization of above/(below) market rents	(190)	(90)	(371)	105

Same store cash net operating income, excluding revenue from lease terminations	$40,235	$40,440	$116,115	$117,832

Financial Measures

Net operating income (“NOI”) is defined as rental revenues, including expense reimbursements, less rental expenses and real estate taxes, which excludes depreciation, amortization, impairment, general and administrative expenses and interest expense. We consider NOI to be an appropriate supplemental performance measure because it reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, amortization, impairment, general and administrative expenses, interest income, and interest expense. However those measures should not be viewed as alternative measures of our financial performance since they exclude expenses which could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI, same store NOI (excluding revenue from lease terminations), and cash basis same store NOI (excluding revenue from lease terminations). Additionally, lease termination revenue is excluded as it is not considered to be indicative of recurring operating income. Therefore, we believe net income (loss) attributable to common stockholders, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance.

We believe that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, we consider FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, to be a useful supplemental, non-GAAP measure of our operating performance. NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income (loss) attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gain (or loss) from dispositions of operating real estate held for investment purposes and adjustments to derive our proportionate share of FFO of unconsolidated joint ventures. We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO. Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations as defined by GAAP, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure. We also present FFO excluding severance, acquisition costs, debt modification costs and impairment losses. We believe that FFO excluding severance, acquisition costs and debt modification costs, which are non-routine items, and impairment losses is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results without taking into account the unrelated impairment losses relating to the decrease in value of certain real estate assets and investments in unconsolidated joint ventures. Readers should note that FFO captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, our FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) attributable to common stockholders as a measure of our performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which represents net loss attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses and excludes non-FFO gains and losses on disposed assets and business combinations. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization and stock-based compensation expense, and irregular items, such as non-FFO gains or losses from the dispositions of real estate, impairment losses and gains and losses on business combinations.

Forward-Looking Statements

We make statements in this document that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, including, in particular, the continuing impact of the economic downturn and the strength of the economic recovery and the potential impact of the financial crisis in Europe; the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions and dispositions; natural disasters such as fires, tornadoes, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form 10-K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.